Exhibit 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of December ___, 2007, is made and entered into by and between RAI Acquisition Corp., a Delaware corporation (the “Company”), Resource America, Inc., a Delaware corporation and the individuals and entities listed on Exhibits A 1-15 (each, a “Buyer” and, together, the “Buyers”). Certain capitalized terms are defined in Article I of this Agreement.

RECITALS:

WHEREAS, the Buyers wish to purchase from the Company an aggregate of 7,187,500 shares of Common Stock, par value $0.0001 per share, of the Company (the “Shares”), in the respective amounts set forth opposite such Buyer’s name on Schedule A hereto; and

WHEREAS, each of the Buyers wishes to purchase the Shares from the Company and the Company wishes to sell to the Shares to the Buyers on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in this Article I shall have for all purposes of this Agreement the following meanings:

“Buyer” and “Buyers” shall have the meanings set forth in the preamble to this Agreement.

“Closing” shall have the meaning set forth in Section 2.3 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 2.3 of this Agreement.

“Common Stock” shall mean the Common Stock, $0.0001 par value per share, of the Company.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Consent” means any consent, approval, notification, waiver, or other similar action.

“Contract” shall have the meaning set forth in Section 3.2 of this Agreement.

“Governmental Body” shall have the meaning set forth in Section 3.2 of this Agreement.

“Law” shall have the meaning set forth in Section 3.2 of this Agreement.

“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics’ or other Liens incurred in the Company’s ordinary course of business or (ii) Liens for taxes incurred but not yet due.

“Order” shall have the meaning set forth in Section 3.2 of this Agreement.

“Permit” shall have the meaning set forth in Section 3.2 of this Agreement.

“Purchase Price” shall have the meaning set forth in Section 2.2 of this Agreement.

“SEC” shall have the meaning set forth in Section 3.2 of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

“Shares” shall have the meaning set forth in the recitals to this Agreement.

ARTICLE II

PURCHASE OF SHARES

Section 2.1. Purchase and Sale of Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained or incorporated by reference herein, simultaneous with the execution hereof, the Company shall sell and deliver to the Buyers, and the Buyers shall purchase from the Company, the number of Shares set forth opposite their respective names, in consideration of the payment of the Purchase Price set forth in Section 2.2 hereof.

Section 2.2. Purchase Price. As payment in full for the Shares and against delivery of the certificates therefor, simultaneous with the execution hereof, the Buyers shall pay to the Company, in the respective amounts set forth opposite each Buyer’s name on Schedule A hereto, by wire transfer or by such other method as may be reasonably acceptable to the Company, immediately available funds in the aggregate amount of $25,000 (the “Purchase Price”).

Section 2.3. Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be held on the date of this Agreement (“Closing Date”) at the offices of Ledgewood, 1900 Market Street, Suite 750, Philadelphia, PA 19103, or such other place as may be agreed upon by the parties hereto.

Section 2.4. Closing Deliveries. At the Closing, each party shall execute and deliver this Agreement and such other appropriate and customary documents as the other parties reasonably may request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a) Buyer Deliveries. Without limiting the generality of the foregoing, at the Closing each Buyer shall deliver to the Company such Buyer’s respective portion of the Purchase Price.

(b) Company Deliveries. Without limiting the generality of the foregoing, at the Closing, or within a reasonable time after the Closing but in no event later than thirty (30) days after Closing, the Company shall deliver to each Buyer the certificate or certificates representing the Shares purchased by such Buyer.

Section 2.5. Agreement to Sell Back Securities. Each Buyer hereby agrees to permit the Company to repurchase from such Buyer, in such proportion as such Buyer purchased such Shares under this Agreement, at a purchase price equal to $0.0035 per share, a number of Shares necessary to ensure that the aggregate amount of Shares held by the Buyers and any transferees pursuant to Section 3.4(i) does not exceed 20% of the issued and outstanding common stock of the Company upon the consummation of the Company’s initial public offering of its securities. The repurchase right of the Company shall terminate at 5:00 P.M., Philadelphia time, on the business day next succeeding the date upon which the over-allotment option of the underwriters in the Company’s initial public offering shall termate.

Section 2.6. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Section 3.1. Organization and Good Standing. Each Buyer, who is not an individual, hereby represents and warrants as to itself, that it is duly organized, validly existing and in good standing under the laws of the state of its formation.

Section 3.2. Power and Authority; Enforceability. Each Buyer hereby represents and warrants as to itself, that (i) this Agreement constitutes the legal, valid, and binding obligation of such Buyer, enforceable against it in accordance with its terms, (ii) it has full power and capacity to execute and deliver this Agreement and to perform its obligations hereunder, (iii) it has taken all actions necessary to authorize the execution and delivery of this Agreement and (iv) this Agreement has been duly executed and delivered by, and is enforceable against, it, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in equity or law).

Section 3.3. No Violation; Necessary Approvals. Each Buyer hereby represents and warrants as to itself that neither the execution and delivery of this Agreement by it, nor the consummation or performance by it of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (i) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (ii) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (iii) contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder (“Contract”) or permit, license, certificate, waiver, notice and similar authorization (“Permit”) to which, in the case of (i), (ii) or (iii), it is a party or by which it is bound or any of its assets are subject, or (iv) any provision of its organizational documents as in effect on the Closing Date; (b) require any Consent under any Contract or organizational document to which it is a party or by which it is bound or any of its assets are subject; or (c) require any Permit under any Law or Order other than (i) required filings, if any, with the Securities and Exchange Commission (“SEC”) and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder.

Section 3.4. Investment Representations. Each Buyer hereby represents and warrants the following with respect to itself:

(a) It has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

(b) It hereby acknowledges that an investment in the Shares involves certain significant risks. It acknowledges that there is a substantial risk that it will lose all or a portion of its investment and should be financially capable of bearing the risk of such investment for an indefinite period of time. It has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. It understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. Its present financial condition is such that it is under no present or contemplated future need to dispose of any portion of the Shares subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. Its overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Company will not cause such overall commitment to become excessive.

(c) It acknowledges that the Shares have not been registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts, except those state securities acts that require registration of the Shares thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of its representations and warranties set forth herein. It acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless it either registers the Shares in accordance with federal and state securities laws or finds and complies with an exemption under such laws. Accordingly, it hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company. It understands that the Company is under no obligation to register the Shares under the Securities Act or to comply with any applicable exemption under the Securities Act on its behalf with respect to any resale of the Shares and that it will not be able to avail itself of the provisions of Rule 144 promulgated under the Securities Act with respect to the resale of the Shares until the Shares have been beneficially owned by it for a period of at least one (1) year from date of purchase. It further understands that any certificates evidencing the Shares will bear a legend referring to the foregoing transfer restrictions.

(d) In evaluating the merits and risks of an investment in the Company, it has had the opportunity to seek the advice of its legal and financial advisors, has availed itself of that right to the extent it deemed appropriate, and has not relied on the advice of the Company or the Company’s legal and financial counsel.

(e) Subject to the provisions of Section 3.4(i) below, the Shares are being acquired solely for its own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and it has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. It is not taking and will not take or cause to be taken any action that would cause it to be deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(f) There are substantial risk factors pertaining to an investment in the Company. It acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with no operating history or financial resources; and it is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(g) It has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the offering, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist it in evaluating the advisability of the purchase of the Shares and an investment in the Company. It further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in the Company. It is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(h) It understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

(i) It is purchasing the Shares on its own behalf and on behalf of future directors, officers and investors in the Company. Accordingly, it may sell all or a portion of the Shares to such future directors, officers and investors in the Company pursuant to one or more private placement transactions in reliance upon an exemption from registration afforded by the Securities Act; provided that such transferee agrees to be bound by Section 2.5 of this Agreement. Additionally, it will not sell or otherwise transfer any of the Shares, other than to permitted transferees, until one year after the date of the completion of the Company’s initial business combination or earlier if, subsequent to the Company’s initial business combination, the closing price of the Company’s shares of common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of its stockholders having the right to exchange their common stock for cash, securities or other property. Permitted transferees means (i) the Company’s officers or directors or any affiliates (as such term is defined in Rule 405 of the Securities Act) or family members of any of its officers or directors; (ii) a member of Buyer’s immediate family or a trust, the beneficiary of which is a member of Buyer’s immediate family, an affiliate of Buyer or to a charitable organization, who in each case receives such Shares as a gift; (iii) any person who receives such Shares by virtue of the laws or descent and distribution upon death of Buyer; or (iv) any person who receives such Shares pursuant to a qualified domestic relations order, provided, however, that any permitted transferee must enter into a written agreement agreeing to be bound by these transfer restrictions and to vote in accordance with the majority of the shares of common stock voted by the Company’s public stockholders in connection with its initial business combination and waive any rights to participate in any liquidation distribution if the Company fails to consummate an initial business combination and in the case of the shares of common stock subject to redemption, agree to be bound by Section 2.5 of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, the Company.

Section 4.3. No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, Contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or any provision of the Company’s organizational documents as in effect on the Closing Date, (b) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (c) require any Consent under any Contract or organizational document to which the Company is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

Section 4.4. Authorization of the Shares. The Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock and will be free and clear of all Liens and claims, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws.

ARTICLE V

MISCELLANEOUS

Section 5.1. Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 5.2. Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

Section 5.3. Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 5.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Section 5.4. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyers:	c/o Resource America, Inc. One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA Attn: Jeffrey F. Brotman Phone: (215) 546-5005 Fax: (215) 465-0600

Copy to (which will not constitute notice):	Ledgewood 1900 Market Street, Suite 750 Philadelphia, PA 19103 Attn: J. Baur Whittlesey, Esq. Phone: (215) 731-9450 Fax: (215) 735-2513

If to the Company:	RAI Acquisition Corp. One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA Attn: Secretary Phone: (215) 546-5005 Fax: (215) 465-0600

Copy to (which will not constitute notice):	Ledgewood 1900 Market Street, Suite 750 Philadelphia, PA 19103 Attn: J. Baur Whittlesey, Esq. Phone: (215) 731-9450 Fax: (215) 735-2513

Any party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

Section 5.5. Specific Performance. Each party hereto acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties hereto and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity.

Section 5.6. Waiver of Jury Trial. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 5.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 5.8. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 5.9. Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

Section 5.10. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

Section 5.11. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 5.12. Expenses. Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Section 5.13. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 5.14. Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Section 5.15. Certificate Legend. The stock certificates representing the Shares shall contain substantially the following legends, in addition to any other legends deemed appropriate or necessary by the Company:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED OR PLEDGED WITHOUT (A) REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.”

Section 5.16. Remedies. The parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity.

Section 5.17. Publicity. None of the parties, nor their respective representatives, agents, affiliates, subsidiaries, directors, advisors, controlling persons, employees or members shall issue or cause the publication of any press release, advertisement or other public communication relating to this Agreement or any of the other documents contemplated hereunder, without the prior written consent of the other party, except where the disclosure of information is required by law, rule, regulation, regulatory inquiry or other judicial process.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement to be effective as of the date first set forth above.

COMPANY:

RAI ACQUISITION CORP.

By:
Name:
Title:

Signature Page to

Stock Purchase Agreement

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement to be effective as of the date first set forth above.

BUYER:

RESOURCE AMERICA, INC.

By:
Name:
Title:

Signature Page to

Stock Purchase Agreement